Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Tix Corporation (formerly Cinema Ride, Inc.)


We hereby consent to the incorporation by reference in the previously filed Registration Statement of Tix Corporation (formerly Cinema Ride, Inc.) on Form S-8 (File No. 333-113245) of our report, dated March 14, 2005, appearing in this Annual Report on Form 10-KSB/A Amendment No. 1 of Tix Corporation (formerly Cinema Ride, Inc.) for the year ended December 31, 2004.




Weinberg & Company, P.A.

Boca Raton, Florida
September 9, 2005